Exhibit 99.1

NOTICE OF FULL REDEMPTION

To The Holders of

JPMorgan Chase & Co.,

as Successor Obligor for

The Bear Stearns Companies LLC

(formerly known as The Bear Stearns Companies Inc.)

IncomeNotes set forth on Schedule A hereto

NOTICE IS HEREBY GIVEN that JPMorgan Chase & Co. (the “Company”) will redeem on August 15, 2015 (the “Redemption Date”) all of the outstanding notes of each series set forth on Schedule A hereto (collectively, the “Notes”) which were originally issued by The Bear Stearns Companies LLC (formerly known as The Bear Stearns Companies Inc.) and for which the Company is the successor obligor. The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon (if any) to and including the Redemption Date (the “Redemption Amount”).

Payment of the Redemption Amount will be made only upon presentation and surrender of the Notes to The Bank of New York Mellon, as Paying Agent, for cancellation. Notes are to be presented at:

By Mail, Hand or Courier
The Bank of New York Mellon
101 Barclay Street – 7W
New York, New York 10286

Notes held in book-entry form shall be surrendered in accordance with applicable procedures of The Depository Trust Company.

On the Redemption Date, the Notes will become due and payable at the Redemption Amount. Unless the Company defaults in making the redemption payment, interest on the Notes shall cease to accrue on and after the Redemption Date and the only remaining right of the holders of the Notes shall be to receive payment of the Redemption Amount upon surrender of the Notes as specified herein.

JPMorgan Chase & Co.

Dated: August 5, 2015

UNDER THE INTERNAL REVENUE SERVICE BACKUP WITHHOLDING PROVISIONS, THE PAYING AGENT WILL BE REQUIRED TO WITHHOLD TWENTY-EIGHT PERCENT (28%) OF ANY GROSS PAYMENT TO A HOLDER WHO FAILS TO PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER (EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER). PLEASE COMPLETE A FORM W–9 AND SEND IT TO THE PAYING AGENT IN CONNECTION WITH THE REDEMPTION. IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING UNDER SECTION 3406, PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER TO THE PAYING AGENT.

Schedule A

CUSIP[1]	Outstanding Aggregate Principal Amount	Aggregate Accrued and Unpaid Interest through Redemption Date	Aggregate Redemption Amount
07387EGT8	$1,135,000.00	$10,498.75	$1,145,498.75
07387EDH7	$14,271,000.00	$410,291.25	$14,681,291.25
07387EDK0	$4,098,000.00	$115,153.80	$4,213,153.80

[1]	The CUSIP numbers have been assigned to these issues by the CUSIP Service Bureau of Standard and Poor’s Corporation and are included solely for the convenience of the holders of the Notes. No representation is being made as to the correctness of the CUSIP numbers either as printed on the Notes or as contained herein and the holder may rely only on the identification numbers printed on its Note.